                                                                 Exhibit (d)(ii)

                               AMENDED SCHEDULE A
                           TO INVESTMENT ADVISORY AND
                            ADMINISTRATION AGREEMENT
                          FOR SCHWAB ANNUITY PORTFOLIOS


FUND                                                    FUND EFFECTIVE DATE
----                                                    -------------------
Schwab Money Market Portfolio                           April 30, 1999

Schwab MarketTrack Growth Portfolio II                  June 30, 2000
(Formerly known as Schwab Asset Director-High
Growth Portfolio)

Schwab S&P 500 Portfolio                                January 1, 2007

                                      SCHWAB ANNUITY PORTFOLIOS

                                      By:      /s/ Jeffrey Mortimer
                                               -----------------------------
                                      Name:    Jeffrey Mortimer
                                      Title:   Senior Vice President
                                               and Chief Investment Officer

                                      CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

                                      By:      /s/ Evelyn Dilsaver
                                               -----------------------------
                                      Name:    Evelyn Dilsaver
                                      Title:   President and
                                               Chief Executive Officer

                               AMENDED SCHEDULE B
                           TO INVESTMENT ADVISORY AND
                            ADMINISTRATION AGREEMENT
                          FOR SCHWAB ANNUITY PORTFOLIOS

         THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT AND ARE TO BE ACCRUED DAILY AND PAID MONTHLY IN ARREARS:


FUND                                   FEE
----                                   ---
Schwab Money Market Portfolio          Thirty-eight one-hundredths of one percent (0.38%) of the
                                       Fund's average daily net assets not in excess of $1 billion, thirty-five one-hundredths of one percent (0.35%) of such net assets over $1 billion, but not in excess of $10 billion,
                                       thirty-two one-hundredths of one percent (0.32%) of such net assets over $10 billion, but not in excess of $20 billion and thirty one-hundredths of one percent (0.30) of such net assets over $20 billion.

Schwab MarketTrack Growth              Forty-four one-hundredths of one percent (0.44%) of the Fund's average
Portfolio II                           daily net assets not in excess of $500 million and thirty-nine
(Formerly known as                     one-hundredths of one percent (0.39%) of such net assets over $500
Schwab Asset Director-High             billion.
Growth Portfolio)

FUND                                   FEE
----                                   ---
Schwab S&P 500 Portfolio               Fifteen one-hundredths of one percent (0.15%) of the Fund's average daily net assets not in excess of $500 million; nine one-hundredths of one percent (0.09%) of such net assets over
                                       $500 million but not in excess of $5 billion; eight
                                       one-hundredths of one percent (0.08%) of the Fund's daily net assets over $5 billion but not in excess of $10 billion; and
                                       seven one-hundredths of one percent (0.07%) of such net assets over $10 billion.

                                      SCHWAB ANNUITY PORTFOLIOS

                                      By:     /s/ Jeffrey Mortimer
                                              ----------------------------
                                      Name:   Jeffrey Mortimer
                                      Title:  Senior Vice President and
                                              Chief Investment Officer

                                      CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

                                      By:     /s/ Evelyn Dilsaver
                                              ----------------------------
                                      Name:   Evelyn Dilsaver
                                      Title:  President and Chief
                                              Executive Officer

                                       B-2